UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 8, 2009 (April 7, 2009)

SPECTRA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-33556	41-2232463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 7, 2009, Spectra Energy Partners OLP, LP (“SEP OLP”), a wholly-owned subsidiary of Spectra Energy Partners, LP ( “SEP”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Atlas Pipeline Mid-Continent LLC (“APMC”), a wholly-owned subsidiary of Atlas Pipeline Partners, L.P. (“Atlas”), pursuant to which SEP OLP agreed to acquire all of the ownership interests of NOARK Pipeline System, Limited Partnership (“NOARK”) from APMC for total cash consideration of approximately $300 million, subject to certain closing adjustments. NOARK’s assets consist of 100% ownership interests in Ozark Gas Transmission, L.L.C. (“OGT”) and Ozark Gas Gathering, L.L.C. (“OGG”).

OGT is a 565-mile, Federal Energy Regulatory Commission regulated interstate natural gas transmission pipeline system that extends from southeast Oklahoma through Arkansas into southeast Missouri. OGT services natural gas production in the Arkoma basin and the Fayetteville Shale and offers access to important Midwest and Northeast markets. It also interconnects with the Texas Eastern interstate pipeline, an asset held by a wholly-owned subsidiary of Spectra Energy Corp (“Spectra Energy”), the indirect owner of SEP’s general partner. OGG is a 365-mile, fee-based, state regulated natural gas gathering system located in eastern Oklahoma and western Arkansas.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. Consummation of the transaction is subject to customary closing conditions, including Hart-Scott-Rodino approval. There can be no assurance that these closing conditions will be satisfied. SEP currently expects the transactions to close in the second quarter of 2009. SEP expects long-term financing for the transaction to be a combination of debt and equity consistent with its current capital structure. Pending long-term financing, SEP expects to finance the closing of the transaction using funds borrowed under SEP OLP’s existing credit facility and under a credit agreement entered into on April 7, 2009 (the “Credit Agreement”) by SEP OLP, as borrower, and Spectra Energy Capital, LLC (“SE Capital”), as lender, a subsidiary of Spectra Energy. Under the Credit Agreement, SEP OLP may borrow up to $150 million from SE Capital for the purpose of funding the closing of the transaction. Borrowings under the Credit Agreement mature within 364 days and carry interest at an annual rate of 9.75%. The descriptions of each of the Purchase Agreement and the Credit Agreement contained in this report are qualified in their entirety by reference to the copy of the Purchase Agreement filed as Exhibit 10.1 to this report and the copy of the Credit Agreement filed as Exhibit 10.2 to this report, each of which are incorporated by reference into this Item.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included or incorporated by reference in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On April 8, 2009, SEP issued a press release announcing SEP OLP’s entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

SEP plans to discuss the transaction described in Item 1.01 on its public teleconference scheduled for 8:00 am (CST), April 8, 2009. The conference call can be accessed on the investor relations section of SEP’s website at http://www.spectraenergypartners.com or by dialing (888) 252-3715 in the United States or (706) 634-8942 outside the United States. The Conference ID is 93643648. Prior to the teleconference, SEP will post a slide presentation containing more detailed information about transaction on its website.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Securities Purchase Agreement, dated as of April 7, 2009, among Spectra Energy Partners OLP, LP, Atlas Pipeline Mid-Continent LLC, Atlas Pipeline Partners, L.P, solely as guarantor of Atlas Pipeline Mid-Continent LLC, and Spectra Energy Partners, L.P., solely as guarantor of Spectra Energy Partners OLP, LP.

10.2	Credit Agreement, dated as of April 7, 2009, between Spectra Energy Partners OLP, LP, as borrower, and Spectra Energy Capital, LLC, as lender.

99.1	Press Release of Spectra Energy Partners, LP, dated April 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP, its general partner

	By:	Spectra Energy Partners GP, LLC, its general partner

		By:	/s/ Laura Buss Sayavedra
Laura Buss Sayavedra
Vice President and Chief Financial Officer

Date: April 8, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Securities Purchase Agreement, dated as of April 7, 2009, among Spectra Energy Partners OLP, LP, Atlas Pipeline Mid-Continent LLC, Atlas Pipeline Partners, L.P, solely as guarantor of Atlas Pipeline Mid-Continent LLC, and Spectra Energy Partners, L.P., solely as guarantor of Spectra Energy Partners OLP, LP.

10.2	Credit Agreement, dated as of April 7, 2009, between Spectra Energy Partners OLP, LP, as borrower, and Spectra Energy Capital, LLC, as lender.

99.1	Press Release of Spectra Energy Partners, LP, dated April 8, 2009.